Exhibit 10.1

MONTEREY CAPITAL

ACQUISITION CORP.

AMENDED PROMISSORY NOTE

$3,680,000	July 11, 2024

This amended and restated promissory note (the “Amended Note”) amends and restates the original note, dated as of July 10, 2024, in its entirety and confirms that FOR VALUE RECEIVED, Monterey Capital Acquisition Corp., a Delaware corporation, (herein called the “Company”), hereby promises to pay to EF Hutton LLC (herein called the “Holder”), the principal sum of three million, six hundred eighty thousand dollars ($3,680,000). In the case of an event of default, this Amended Note shall bear interest at a rate of ten percent (10%) per annum until such event of default is cured. The principal amount of this Amended Note and any accrued interest shall be payable one year from the date first written above (the “Maturity Date”). The initial mandatory payment owed to Holder under the Amended Note is $500,000 which the Company shall pay or cause to be paid by wire to the bank account of Holder within thirty calendar days of July 11, 2024 (the date on which a business combination is consummated).

After the aforementioned initial payment, the Company will have an outstanding balance of $3,180,000 due under this Amended Note. With respect to such remaining amount, upon the closing of one or more financings from the sale of any equity or equity derivative instruments of the Company and/or any of its indirect or direct subsidiaries (a “Financing”), the Company and/or its legal successor shall be responsible to wire or cause to be wired ten percent (10%) of the generated aggregate gross proceeds to the bank account of EF Hutton (pursuant to the wire instructions provided by EF Hutton in writing to the Company) as a required payment (or payments) towards this Amended Note.

Furthermore, before the occurrence of the Maturity Date of this Amended Note the Company shall have the right, but not the obligation, to convert any balance amount outstanding pursuant to the Amended Note into shares of common stock of the Company trading under the ticker CNTM (the “Common Stock”) at the average VWAP value for the five-day period (in terms of business days) preceding the Maturity Date. For the sake of clarity, the Company may only exercise such conversion option within five business days prior to the Maturity Date; it cannot periodically exercise the conversion option throughout the duration/life of this Amended Note.

Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

This Amended Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (b) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a)            If the Company shall default in any of the due payments of the principal amount of this Amended Note pursuant to (i) the mandatory initial payment or (ii) a Financing when and as the same shall become due and payable; or

(b)            If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

Declaration of this Amended Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Amended Note to be due. The Company agrees that a declaration of default via email from the Holder to the undersigned at bala@padmakumar.com, with a copy to Thomas R. Burton of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at TRBurton@mintz.com, is acceptable written notice. Such declaration shall be deemed given upon the occurrence of any event specified in clause (b) above. In the event of a default, all expenses and costs incurred by Holder in connection with enforcement of the Amended Note and collection of any judgment on the Amended Note, including reasonable and documented attorneys’ fees shall be paid by the Company.

This Amended Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Amended Note, and agrees that this Amended Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York. The Company for itself and its successors hereby expressly and irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Amended Promissory Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them by electronic mail bala@padmakumar.com, with a copy to Thomas R. Burton of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at TRBurton@mintz.com, personally or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Company for itself and its successors expressly and irrevocably waive any claim or defense that any such jurisdiction in New York, New York is not a convenient forum for any such suit or proceeding.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Amended Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Amended Note shall release, discharge, modify, change or affect the liability of the Company under this Amended Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Amended Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Amended Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AMENDED NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Amended Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Thus, the obligations of this Agreement shall be binding upon ConnectM Technology Solutions, Inc.

Definitions:

“Principal Market” means The Nasdaq Stock Market.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization, or other similar transaction during such period.

[signature page of Note follows]

IN WITNESS WHEREOF, the Company has caused this Amended Note to be signed in its corporate name by a duly authorized officer as of the date hereinabove set forth.

Monterey Capital Acquisition Corp.

By:	/s/ Bala Padmakumar
Name: Bala Padmakumar
Title: Chief Executive Officer

EF HUTTON LLC

By:	/s/ Gaurav Verma

Name: Gaurav Verma

Title: Managing Director/Head of SPACS